Exhibit 4.2

EXECUTION VERSION

NRZ ADVANCE RECEIVABLES TRUST 2015-ON1
as Issuer

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

OCWEN LOAN SERVICING, LLC,
as a Subservicer (on and after the respective MSR Transfer Dates) and as Servicer (prior to the respective MSR Transfer Dates)

and

HLSS HOLDINGS, LLC,
as Administrator and as Servicer (on and after the respective MSR Transfer Dates)

and

CREDIT SUISSE AG, NEW YORK BRANCH

as Administrative Agent

and NEW RESIDENTIAL INVESTMENT CORP.

__________

SERIES 2016-T5

INDENTURE SUPPLEMENT

Dated as of December 15, 2016

to

INDENTURE

Dated as of August 28, 2015

ADVANCE RECEIVABLES BACKED NOTES,
SERIES 2016-T5

THIS SERIES 2016-T5 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of  December 15, 2016,  is made by and among NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), HLSS HOLDINGS, LLC, a limited liability company organized under the laws of the State of Delaware (“HLSS”), as Administrator on behalf of the Issuer, as owner of the rights associated with the servicing rights under the Designated Servicing Agreements, and, from and after the respective MSR Transfer Dates for each Designated Servicing Agreement, as servicer under such Designated Servicing Agreement, OCWEN LOAN SERVICING, LLC, a limited liability company organized in the State of Delaware (“OLS”), as a Subservicer on and after the respective MSR Transfer Dates and as servicer for each Designated Servicing Agreement prior to the respective MSR Transfer Dates, CREDIT SUISSE AG, NEW YORK BRANCH (“Credit Suisse”), as Administrative Agent and NEW RESIDENTIAL INVESTMENT CORP. (“NRZ”). This Indenture Supplement relates to and is executed pursuant to that certain Indenture (as amended, supplemented, restated or otherwise modified from time to time, the “Base Indenture”) supplemented hereby, dated as of August 28, 2015, among the Issuer, OLS, HLSS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Credit Suisse, as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement being referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

PRELIMINARY STATEMENT

The Issuer has duly authorized the issuance of a Series of Notes, the “NRZ Advance Receivables Trust 2015-ON1 Advance Receivables Backed Notes, Series 2016-T5 Notes” (the “Series 2016-T5 Notes”).  The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2016-T5 Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time.

Section 1.          Creation of Series 2016-T5 Notes.

There are hereby created, effective as of the Issuance Date, the Series 2016-T5 Notes, to be issued pursuant to the Base Indenture and this Indenture Supplement, to be known as “NRZ Advance Receivables Trust 2015-ON1 Advance Receivables Backed Notes, Series 2016-T5 Notes.”  The Series 2016-T5 Notes shall not be subordinated to any other Series of Notes.  The Series 2016-T5 Notes are issued in five (5) Classes of Term Notes (Class A-T5, Class B-T5, Class C-T5, Class D-T5 and Class E-T5), with the Initial Note Balances, Stated Maturity Dates, Revolving Periods, Note Interest Rates, Expected Repayment Dates and other terms as specified in this Indenture Supplement.  The Series 2016-T5 Notes shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture.  The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2016-T5 Notes and all other Series of Notes issued under the Base Indenture as described therein.  In the event that any term or provision contained herein with respect to the Series 2016-T5 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.          Defined Terms.

With respect to the Series 2016-T5 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, for so long as the Series 2016-T5 Notes have not been paid in full:  (i) with respect to the provisions of this Indenture Supplement, Credit Suisse or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, Credit Suisse, and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto.  For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rates” means, with respect to the Series 2016-T5 Notes, on any date of determination with respect to each Receivable included in the Trust Estate, the percentage amount based on the Advance Type of such Receivable, as set forth in the table below, subject to amendment by mutual agreement of the Administrative Agent and the Administrator, and with consultation with each Note Rating Agency; provided, that the Advance Rate for any Receivable related to any Class of Notes shall be zero if such Receivable is not a Facility Eligible Receivable:

	Advance Type	Class A-T5	Class B-T5	Class C-T5	Class D-T5	Class E-T5
FIFO NON-LOAN-LEVEL	Non-Judicial P&I Advances	80.00%	83.50%	86.25%	92.50%	93.50%
	Judicial P&I Advances	70.00%	73.00%	76.75%	89.25%	90.50%
	Non-Judicial Deferred Servicing Fees	79.75%	83.00%	85.25%	91.75%	92.75%
	Judicial Deferred Servicing Fees	70.00%	72.25%	75.50%	88.50%	89.50%
	Non-Judicial Escrow Advances	79.75%	83.00%	85.25%	91.75%	92.75%
	Judicial Escrow Advances	70.00%	72.25%	75.50%	88.50%	89.50%
	Non-Judicial Corporate Advances	79.75%	83.00%	85.25%	91.75%	92.75%
	Judicial Corporate Advances	70.00%	72.25%	75.50%	88.50%	89.50%

	Advance Type	Class A-T5	Class B-T5	Class C-T5	Class D-T5	Class E-T5
FIFO LOAN-LEVEL	Non-Judicial P&I Advances	70.00%	75.50%	80.25%	88.50%	91.50%
	Judicial P&I Advances	60.00%	65.00%	70.75%	85.25%	88.50%
	Non-Judicial Deferred Servicing Fees	69.75%	75.00%	79.25%	87.75%	90.75%
	Judicial Deferred Servicing Fees	60.00%	64.25%	69.50%	84.50%	87.50%
	Non-Judicial Escrow Advances	69.75%	75.00%	79.25%	87.75%	90.75%
	Judicial Escrow Advances	60.00%	64.25%	69.50%	84.50%	87.50%
	Non-Judicial Corporate Advances	69.75%	75.00%	79.25%	87.75%	90.75%
	Judicial Corporate Advances	60.00%	64.25%	69.50%	84.50%	87.50%
	Advance Type	Class A-T5	Class B-T5	Class C-T5	Class D-T5	Class E-T5
NON-FIFO NON-LOAN-LEVEL	Non-Judicial P&I Advances	75.00%	79.50%	83.25%	90.50%	92.50%
	Judicial P&I Advances	65.00%	69.00%	73.75%	87.25%	89.50%
	Non-Judicial Deferred Servicing Fees	74.75%	79.00%	82.25%	89.75%	91.75%
	Judicial Deferred Servicing Fees	65.00%	68.25%	72.50%	86.50%	88.50%
	Non-Judicial Escrow Advances	74.75%	79.00%	82.25%	89.75%	91.75%
	Judicial Escrow Advances	65.00%	68.25%	72.50%	86.50%	88.50%
	Non-Judicial Corporate Advances	74.75%	79.00%	82.25%	89.75%	91.75%
	Judicial Corporate Advances	65.00%	68.25%	72.50%	86.50%	88.50%

	Advance Type	Class A-T5	Class B-T5	Class C-T5	Class D-T5	Class E-T5
NON-FIFO LOAN-LEVEL	Non-Judicial P&I Advances	65.00%	71.50%	77.25%	86.50%	90.50%
	Judicial P&I Advances	55.00%	61.00%	67.75%	83.25%	87.50%
	Non-Judicial Deferred Servicing Fees	64.75%	71.00%	76.25%	85.75%	89.75%
	Judicial Deferred Servicing Fees	55.00%	60.25%	66.50%	82.50%	86.50%
	Non-Judicial Escrow Advances	64.75%	71.00%	76.25%	85.75%	89.75%
	Judicial Escrow Advances	55.00%	60.25%	66.50%	82.50%	86.50%
	Non-Judicial Corporate Advances	64.75%	71.00%	76.25%	85.75%	89.75%
	Judicial Corporate Advances	55.00%	60.25%	66.50%	82.50%	86.50%

“Advance Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), calculated as of the last day of the calendar month immediately preceding the calendar month in which such date occurs, of (i) the related PSA Stressed Nonrecoverable Advance Amount of all Mortgage Loans (other than any Mortgage Loans that generate Receivables that are Loan-Level Receivables or Second-Lien Receivables or any Mortgage Loans that are attributable to Small Threshold Servicing Agreements) serviced pursuant to the related Designated Servicing Agreement on such date over (ii) the aggregate monthly scheduled principal and interest payments for the calendar month immediately preceding the calendar month in which such date occurs with respect to all Mortgage Loans that are not Delinquent serviced pursuant to the related Designated Servicing Agreement.

“Advance to UPB Ratio” means, as of any date of determination with respect to any Designated Servicing Agreement, the ratio (expressed as a percentage), of (i) the aggregate dollar amount of Advances as of such date that have not been reimbursed to the Servicer arising under the related Designated Servicing Agreement over (ii) the aggregate unpaid principal balance of all Mortgage Loans that are not Delinquent serviced pursuant to the related Designated Servicing Agreement as of such date.

“Applicable Rating” means the rating assigned to each Class of the Series 2016-T5 Notes by the Note Rating Agency, upon the issuance of such Class as set forth below:

(i)          Class A-T5:  AAA(sf);

(ii)          Class B-T5:  AA(sf);

(iii)          Class C-T5:  A(sf);

(iv)          Class D-T5:  BBB(sf); and

(v)          Class E-T5:  BB(sf).

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Class A-T5 Term Notes” or “Class A-T5 Notes” means, the Term Notes, Class A-T5, issued hereunder by the Issuer, having an Initial Note Balance of $304,638,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class B-T5 Term Notes” or “Class B-T5 Notes” means, the Term Notes, Class B-T5, issued hereunder by the Issuer, having an Initial Note Balance of $14,540,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class C-T5 Term Notes” or “Class C-T5 Notes” means, the Term Notes, Class C-T5, issued hereunder by the Issuer, having an Initial Note Balance of $18,651,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class D-T5 Term Notes” or “Class D-T5 Notes” means, the Term Notes, Class D-T5, issued hereunder by the Issuer, having an Initial Note Balance of $55,753,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Class E-T5 Term Notes” or “Class E-T5 Notes” means, the Term Notes, Class E-T5, issued hereunder by the Issuer, having an Initial Note Balance of $6,418,000, or any Term Notes issued in replacement thereof pursuant to Section 7 of this Indenture Supplement.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Closing Date are located at  1761 East St. Andrew Place, Santa Ana, CA 92705, Ref.: NRZ Advance Receivables Trust 2015-ON1, Series 2016-T5, OC16S, except for Note transfer, exchange or surrender purposes, Deutsche Bank National Trust Company c/o DB Services Americas, Inc., 5022 Gate Parkway, Jacksonville, FL 32256, Attention: Transfer Unit.

“Cumulative Interest Shortfall Amount Rate” means, with respect to each Class of Series 2016-T5 Notes, 3.00% per annum.

“Default Supplemental Fee” means, for each Class of Series 2016-T5 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Class (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of the Default Supplemental Fee Rate multiplied by the Note Balance at the close of business on the prior Payment Date multiplied by a fraction, the numerator of which equals 30 (or, if the Full Amortization Period commenced subsequent to the prior Payment Date, the number of days elapsed from and including the day of the commencement of the Full Amortization Period) and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to each Class of Series 2016-T5 Notes, 3.00% per annum.

“Delinquent” means for any Mortgage Loan, any Monthly Payment due thereon is not made by the close of business on the day such Monthly Payment is required to be paid and remains unpaid for more than 30 days.

“ERD Supplemental Fee” means, for each Class of the Series 2016-T5 Notes and each Payment Date from and after the Expected Repayment Date, if the Notes of such Class have not been refinanced on or before the Expected Repayment Date only for such periods as the Notes of such Class are Outstanding and for so long as the Notes of such Class have a Note Balance greater than $0, a fee equal to the product of (i) the ERD Supplemental Fee Rate multiplied by (ii) a fraction, the numerator of which equals 30 (or, if the Expected Repayment Date has occurred subsequent to the prior Payment Date, the number of days elapsed from and including such Expected Repayment Date) and the denominator of which equals 360 multiplied by (iii) the Note Balance of such Class of Series 2016-T5 Notes as of the close of business on the preceding Payment Date.

“ERD Supplemental Fee Rate” means, with respect to each Class of Series 2016-T5 Notes, 1.00% per annum.

“Expected Repayment Date” means, for each Class of the Series 2016-T5 Notes, December 15, 2021.

“Expense Rate” means, as of any date of determination, with respect to the Series 2016-T5 Notes, the percentage equivalent of a fraction, (i) the numerator of which equals the sum of (1) the product of the Series Allocation Percentage for such Series multiplied by the aggregate amount of Fees due and payable by the Issuer on the next succeeding Payment Date plus (2) the product of the Series Allocation Percentage for such Series multiplied by any expenses payable or reimbursable by the Issuer on the next succeeding Payment Date, up to the applicable Expense Limit, if any, prior to any payments to the Noteholders of the Series 2016-T5 Notes, pursuant to the terms and provisions of this Indenture Supplement, the Base Indenture or any other Transaction Document that have been invoiced to the Indenture Trustee and the Administrator, plus (3) the aggregate amount of related Series Fees payable by the Issuer with respect to the Series 2016-T5 Notes on the next succeeding Payment Date and (ii) the denominator of which equals the sum of the outstanding Note Balances of all Series 2016-T5 Notes at the close of business on such date.

“First Intermediate Transferee” means, an entity to which the Servicer transfers Receivables prior to the transfer thereof to HLSS.

“HLSS” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, for any Class of Notes, the Note Balance of such Class upon issuance, as set forth below:

(i)          Class A-T5:  $304,638,000,

(ii)          Class B-T5:  $14,540,000,

(iii)          Class C-T5:  $18,651,000,

(iv)          Class D-T5:  $55,753,000, and

(v)          Class E-T5: $6,418,000.

“Initial Payment Date” means January 17, 2017.

“Interest Accrual Period” means, for the Series 2016-T5 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date.  The Interest Payment Amount for the Series 2016-T5 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means 30 days divided by 360.

“Interim Payment Date” means, with respect to each Series of Notes and each calendar month, (i) the 7th, 17th, 18th, 20th, 21st, 22nd, 23rd, 24th and 29th day of each such month, (or if any such date is not a Business Day, the next succeeding Business Day) and (ii) any other of five (5) Business Days in such month, in each case following one (1) Business Day’s written notice from the Issuer to the related Noteholders, the Administrative Agent and the Indenture Trustee, and (iii) any other Business Day in such month agreed to among the Issuer, the Administrator and the Administrative Agent, following one (1) Business Day’s written notice to the Indenture Trustee.  If an Interim Payment Date falls on the same date as a Payment Date, the Interim Payment Date shall be disregarded. For the avoidance of doubt, no Interim Payment Dates shall occur during the Full Amortization Period.

“Issuance Date” means December 15, 2016.

“Limited Funding Date” means any Business Day designated as a Limited Funding Date by the Administrator in accordance with the Base Indenture. For the avoidance of doubt, no Limited Funding Dates shall occur during the Full Amortization Period.

“Low Threshold Servicing Agreement” means a Designated Servicing Agreement that is not a Small Threshold Servicing Agreement and (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $1,000,000 but less than $10,000,000, as of the end of the most recently concluded calendar month, or (ii) that relates to at least 15 but fewer than 50 Mortgage Loans, as of the end of the most recently concluded calendar month.

“Market Value” means, with respect to the Mortgaged Property securing a Mortgage Loan or any REO Property, the market value of such property (determined by the Servicer in its reasonable good faith discretion, which shall be by reference to the most recent value received by the related Subservicer (or by OLS as Servicer prior to the related MSR Transfer Date) with respect to such Mortgaged Property or REO Property in accordance with its servicing policies, if available) or the appraised value of the Mortgaged Property obtained in connection with the origination of the related Mortgage Loan, if no updated valuation has been required under the Servicer’s or Subservicer’s, as the case may be, servicing policies; provided, that the Market Value for any Mortgaged Property or REO Property shall be equal to $0 for any Mortgage Loan that is 90 or more days delinquent and the related valuation (as established by the lesser of either an appraisal, broker’s price opinion, the Servicer’s automated valuation model or any other internal valuation methodology (including but not limited to HPI indexing) utilized by the Servicer, which is consistent with the Servicer’s servicing policies with respect to such Mortgaged Property or REO Property) is more than six (6) months old.

Any valuation for purposes of this definition shall be established by the lesser of either an appraisal, broker’s price opinion, the Subservicer’s (or OLS as Servicer prior to the MSR Transfer Date) automated valuation model or any other internal valuation methodology (including but not limited to HPI indexing utilized by the Subservicer or OLS as Servicer prior to the MSR Transfer Date), which is consistent with the Servicer’s or Subservicer’s, as the case may be, servicing policies with respect to such Mortgaged Property or REO Property.

“Market Value Ratio” means as of any date of determination with respect to a Designated Servicing Agreement, the ratio (expressed as a percentage) of (i) the Funded Advance Receivable Balance for such Designated Servicing Agreement on such date over (ii) the aggregate Net Property Value of the Mortgaged Properties and REO Properties for the Mortgage Loans serviced under such Designated Servicing Agreement on such date.

“Middle Threshold Servicing Agreement” means a Designated Servicing Agreement that is not a Small Threshold Servicing Agreement or a Low Threshold Servicing Agreement and (i) for which the underlying Mortgage Loans have an unpaid principal balance greater than or equal to $10,000,000 but less than $25,000,000, as of the end of the most recently concluded calendar month, or (ii) that relates to at least 50 but fewer than 125 Mortgage Loans, as of the end of the most recently concluded calendar month.

“Monthly Payment” means, with respect to any Mortgage Loan, the monthly scheduled principal and interest payments required to be paid by the mortgagor on any due date with respect to such Mortgage Loan.

“Monthly Reimbursement Rate” means, as of any date of determination, the arithmetic average of the fractions (expressed as percentages), determined for each of the three (3) most recently concluded calendar months, obtained by dividing (i) the aggregate Advance Reimbursement Amounts collected by the Servicer and deposited into the Trust Accounts or any trust accounts established in connection with any indenture on behalf of any Prior Issuer during such calendar month by (ii) the Funded Advance Receivable Balance of all Designated Servicing Agreements as of the close of business on the last day of such calendar month.

“Mortgage Loan-Level Market Value Ratio” means, as of any date of determination with respect to a Mortgage Loan or REO Property that is secured by a first lien on the related Mortgaged Property or REO Property, the ratio (expressed as a percentage) of (x) (i) with respect to Section 4(vii)(a), the aggregate Receivable Balances of all Loan-Level Receivables and Specified Receivables outstanding with respect to such Mortgage Loan or REO Property on such date, or (ii) with respect to Section 4(vii)(b), the aggregate Receivable Balances of all Receivables outstanding with respect to such Mortgage Loan or REO Property on such date over (y) the Net Property Value of such Mortgaged Property or REO Property on such date.

“Net Proceeds Coverage Percentage” means, for any Payment Date, the percentage equivalent of a fraction, (i) the numerator of which equals the amount of Collections on Receivables deposited into the Collection and Funding Account during the related Monthly Advance Collection Period, and (ii) the denominator of which equals the aggregate average outstanding Note Balances of all Outstanding Notes during such Monthly Advance Collection Period.

“Net Property Value” means, with respect to any Mortgaged Property, (A) with respect to a Current Mortgage Loan, the Market Value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property) or (B) with respect to a Delinquent Mortgage Loan, the product of (a) the Market Value of such Mortgaged Property as established by OLS’s independent property valuation methodology (as established by the lesser of any appraisal, broker’s price opinion or OLS’s automated valuation model with respect to such Mortgaged Property), multiplied by (b) OLS’s established market and property discount value rate, minus (c) OLS’s brokerage fee and closing costs with respect to such Mortgaged Property, plus (d) any projected mortgage insurance claim proceeds.

“Non-FIFO Percentage Limit” means

(i) if (A) any other Series of Notes (an “Other Series”) are outstanding and (B) any Receivables have a Collateral Value of zero under any Indenture Supplements for such Other Series Notes solely because of the Collateral Value Exclusion related to the outstanding balance of Non-FIFO Receivables exceeding the applicable percentage limitation for Non-FIFO Receivables set forth in such Indenture Supplement, 49%;  and

(ii) in all other circumstances, 17.5%.

“Non-FIFO Reserve Number” means, as of any date of determination: (i) if the Non-FIFO Percentage Limit is less than or equal to 25% on such date, 5; or (ii) if the Non-FIFO Percentage Limit is greater than 25% on such date, 6.

“Note Interest Rate” means, for any Class of Notes, the per annum rate set forth below:

(i)          Class A-T5, 3.3308%;

(ii)          Class B-T5, 3.5772%;

(iii)          Class C-T5, 3.9710%;

(iv)          Class D-T5, 4.6095%; and

(v)          Class E-T5, 6.4175%.

“Note Rating Agency” means, for the Series 2016-T5 Notes, Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, a part of McGraw Hill Financial, Inc.

“NRZ” has the meaning assigned to such term in the Preamble.

“OTP Provision” means, in respect of any Designated Servicing Agreement, any provision permitting an optional early termination of the transactions contemplated thereunder or “clean-up call” thereunder.

“Potential Restructuring” means, solely with respect to the Series 2016-T5 Notes, a restructuring of any or all of the Transaction Documents to provide for any of the following (which may occur in one or more steps or transactions and may occur in connection with a Servicer Modification): (i) the rights to the basic servicing fees under the related Designated Servicing Agreements are held by a Basic Fee Holder, (ii) the rights to become the named servicer under a Designated Servicing Agreement after the applicable MSR Transfer Date are held by a RMSR Holder, (iii) the rights to Deferred Servicing Fee are held by a Basic Fee Holder and/or transferred to a different entity prior to direct or indirect transfer thereof to the Depositor, (iv) the transfer of the equity of the Depositor to an entity other than HLSS, (v) the transfer of the equity of the Issuer to an entity other than the Depositor, (vi) the Receivables are transferred to a First Intermediate Transferee prior to the transfer thereof to HLSS, (vii) the Receivables are transferred to a Second Intermediate Transferee prior to the transfer thereof to the Depositor, (viii) the Receivables are sold directly or indirectly to the Issuer at a purchase price that is less than the principal balance thereof or (ix) any combination of the foregoing.

“PSA Stressed Nonrecoverable Advance Amount” means, as of any date of determination, the sum of:

(i)          for all Mortgage Loans that are current as of such date, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(ii)          for all Mortgage Loans that are delinquent as of such date, but not related to property in foreclosure or REO Property, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iii)          for all Mortgage Loans that are related to properties in foreclosure, the greater of (A) zero and (B) the excess of (1) Total Advances related to such Mortgage Loans on such date over (2) (x) in the case of Mortgage Loans secured by a first lien, the product of 50% and the sum of all of the Net Property Values for the related Mortgaged Property or (y) in the case of Mortgage Loans secured by a second or more junior lien, zero; and

(iv)          for all REO Properties, the greater of (A) zero and (B) the excess of (1) Total Advances related to such REO Properties on such date over (2) (x) in the case of REO Properties previously secured by a first lien Mortgage Loan, the product of 50% and the sum of all of the Net PropertyValues for such REO Properties or (y) in the case of REO Properties previously secured by a second or more junior lien Mortgage Loan, zero.

“Redeemable Notes” has the meaning assigned such term in Section 7 of this Indenture Supplement.

“Redemption Percentage” means, for the Series 2016-T5 Notes, 10%.

“Second Intermediate Transferee” means, an entity to which HLSS transfers Receivables prior to the transfer to the Depositor.

“Series 2016-T5 Note Balance” means the aggregate Note Balance of the Series 2016-T5 Notes.

“Series 2016-T5 Note Purchase Agreement” means that certain Note Purchase Agreement, dated on or about November 28, 2016 by and among the Issuer, the Administrator, Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Performance Trust Capital Partners, LLC and J.P. Morgan Securities LLC.

“Series Fees” means, for the Series 2016-T5 Notes and any Payment Date or Interim Payment Date, none.

“Series Reserve Required Amount” means, with respect to any Funding Date, an amount equal to: (a) if there are not Non-FIFO Receivables in the Trust Estate: four (4) months’ interest calculated at the applicable Note Interest Rate on the Note Balance of each Class of Series 2016-T5 Notes (in each case, calculated using a 30/360 basis) as of such Funding Date and (b) if there are Non-FIFO Receivables in the Trust Estate: the Non-FIFO Reserve Number months’ interest calculated at the applicable Note Interest Rate on the Note Balance of each Class of Series 2016-T5 Notes (in each case, calculated using a 30/360 basis) as of such Funding Date.

“Servicer Modification” means, solely with respect to the Series 2016-T5 Notes, modifications to the Transaction Documents to provide for (i) Nationstar, (ii) SPS or an affiliate thereof, (iii) SLS or an affiliate thereof, (iv) Walter or an affiliate thereof and/or (v) NRZ or any subsidiary of NRZ to become the named servicer under any Designated Servicing Agreement (so long as, in the case of NRZ or any subsidiary of NRZ becoming a named servicer, either Nationstar, SLS (or an affiliate thereof), SPS (or an affiliate thereof, Walter (or an affiliate thereof), OLS or an OFC-Owned Servicer services the related Mortgage Loans as a subservicer). After giving effect to any Servicer Modification, there may be multiple named servicers under the Designated Servicing Agreements.

“Small Threshold Servicing Agreement” means a Designated Servicing Agreement (i) for which the underlying Mortgage Loans have an unpaid principal balance of less than $1,000,000, as of the end of the most recently concluded month, or (ii) that relates to fewer than 15 Mortgage Loans, as of the end of the most recently concluded calendar month.

“Specified Call Premium Amount” means, as of any date of determination in respect of any Class of Redeemable Notes, the greater of (i) $0 and (ii):

(a) the quotient of :

(1) the product of:

(x) the Note Interest Rate for such Class

multiplied by

(y) the outstanding Note Balance of such Class

divided by

(2) 360

multiplied by

(b) the positive excess, if any, of 540 over the number of days from and including the date such Class was issued through and including the date on which such Class is redeemed.

“Specified Receivable” means, at any time, any Receivables in respect of which:

(A) (i) the provisions of the related Designated Servicing Agreement do not expressly require such Receivable to be paid or reimbursed in full in connection with the exercise of any OTP Provision;

(ii)          the Servicer is not the sole holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision and the Servicer has not received a written agreement in a form acceptable to the Administrative Agent from each other holder (including any assignee of the Servicer) of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision that such holder or holders will not initiate such optional termination or clean-up call unless all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement are reimbursed or paid, as applicable, in the connection with such optional termination or clean-up call;

(iii)          consent of the Servicer is not required for any party to initiate optional termination or clean-up call contemplated by the related OTP Provision; and

(iv)          the clean-up call or optional termination contemplated by such OTP Provision under the related Designated Servicing Agreement may be exercised at such time, or

(B) (i) is a Deferred Servicing Fee Receivable for which the provisions of the related Designated Servicing Agreement do not expressly require such Deferred Servicing Fee Receivable to be paid or reimbursed in full in connection with any involuntary transfer of servicing of the Servicer or (ii) is an Advance Receivable for which the related Designated Servicing Agreement does not contain FIFO for such Advance Receivable and the Designated Servicing Agreement does not expressly require such Advance Receivable to be paid or reimbursed in full in connection with any involuntary transfer of servicing of the Servicer.

Receivables meeting the criteria described in clause (A)(i) above but in respect of which either (a) the Servicer is the sole holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision, (b) consent of the Servicer is required for any other party to initiate the optional termination or clean-up call contemplated by the related OTP Provision or (c) each other holder of the right to initiate optional termination or clean-up call contemplated by the related OTP Provision has agreed in writing in a form acceptable to the Administrative Agent not to initiate such optional termination or clean-up call unless all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement are reimbursed or paid, as applicable, shall not constitute “Specified Receivables” hereunder under clause (A) of the definition of “Specified Receivables.”

Receivables meeting the criteria described in clauses (A)(i), (ii) and (iii) above are set forth on Schedule 4 to the Base Indenture and Receivables meeting the criteria described in clause (B)(i) and (ii) above are set forth on Schedule 3 to the Base Indenture (as such Schedule 3 and Schedule 4 may be updated from time to time in accordance with the Base Indenture).

“Specified Receivables Percentage Limit” means

(i) if (A) any Other Series are outstanding and (B) any Receivables have a Collateral Value of zero under any Indenture Supplements for such Other Series Notes solely because of the Collateral Value Exclusion related to the outstanding balance of Specified Receivables exceeding the applicable percentage limitation for Specified Receivables set forth in such Indenture Supplement, 25%;  and

(ii) in all other circumstances, 15.0%.

“Stated Maturity Date” means, for each Class of Series 2016-T5 Notes, December 15, 2051.

“Stressed Time” means, as of any date of determination for any Class of Series 2016-T5 Notes, the percentage equivalent of a fraction, (i) the numerator of which is one (1), and (ii) the denominator of which equals the related Stressed Time Percentage for such Class multiplied by the Monthly Reimbursement Rate on such date.

“Stressed Time Percentage” means, for each Class, as set forth below:

(i)          Class A-T5, 20.360%;

(ii)          Class B-T5, 22.900%;

(iii)          Class C-T5, 27.270%;

(iv)          Class D-T5, 63.520%; and

(v)          Class E-T5, 74.990%.

“Target Amortization Amount” means, for each Class of the Series 2016-T5 Notes, one-twelfth (1/12) of the Note Balance of such Class at the close of business on the last day of its Revolving Period.

“Target Amortization Event” means, for the Series 2016-T5 Notes, the earlier of (A) the related Expected Repayment Date for such Class or (B) the occurrence of any of the following conditions or events, which is not waived by the Series Required Noteholders of the Series 2016-T5 Notes, except that solely with respect to clauses (v) and (vi) such Target Amortization Event shall occur only upon written notice to the Indenture Trustee from either the Administrative Agent or the Series Required Noteholders of the Series 2016-T5 Notes,  that such Target Amortization Event has occurred and the Target Amortization Period shall commence (and, for the avoidance of doubt, no such notice shall be required for clauses (i), (ii), (iii) or (iv)):

(i)          on any Payment Date commencing with the first Payment Date, the arithmetic average of the Net Proceeds Coverage Percentage determined for such Payment Date and the two preceding Payment Dates is less than five (5) times the percentage equivalent of a fraction (A) the numerator of which equals the sum of the accrued Interest Payment Amounts for each Class of Outstanding Notes on such date and (B) the denominator of which equals the aggregate average Note Balances of each Class of all Outstanding Notes during the related Monthly Advance Collection Period;

(ii)          the occurrence, over the course of any twelve-month period from August 1 through the following July 31 (beginning with the period from August 1, 2015 through July 31, 2016) (each a “STE Measurement Period”),  of one or more Servicer Termination Events with respect to Designated Servicing Agreements with respect to which there are outstanding Receivables included in the Trust Estate, which Servicing Agreements represent 15% or more (by Mortgage Loan balance as of the beginning of the STE Measurement Period) of all the Designated Servicing Agreements with respect to which there are outstanding Receivables included in the Trust Estate as of the beginning of the STE Measurement Period (in any case, regardless of whether any such Designated Servicing Agreement was a “Designated Servicing Agreement” as of the beginning of such STE Measurement Period), but not including any Servicer Termination Events that are solely due to the breach of one or more Collateral Performance Tests or a Servicer Ratings Downgrade;

(iii)          the Monthly Reimbursement Rate is less than 3.00% as of any date of determination;

(iv)    any failure by the Administrator or any Sub-Administrator acting on the Administrator’s behalf to deliver any Determination Date Report pursuant to Section 3.2 of the Base Indenture which continues unremedied for a period of thirty (30) days after a Responsible Officer of the Administrator or any Sub-Administrator acting on the Administrator’s behalf shall have obtained actual knowledge of such failure, or shall have received written or electronic notice from the Indenture Trustee or any Noteholder of such failure;

(v)          the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator shall breach or default in the due observance or performance of any of its covenants or agreements in this Indenture Supplement, the Base Indenture, or any other Transaction Document (subject to any cure period provided therein and such default having a material adverse effect on any Noteholders of any Series 2016-T5 Notes and which material adverse effect is continuing), other than an obligation of the Receivables Seller to make an Indemnity Payment following a breach of a representation or warranty with respect to such Receivable pursuant to Sections 4(b) or 5(b) of the Receivables Sale Agreement or any payment default described in Section 8.1 of the Base Indenture, and any such default shall continue for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Indenture Trustee or any Noteholder to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator; provided, that a breach of Sections 7(a) or 8(a) of the Receivables Sale Agreement, or Section 7(b) of the Receivables Pooling Agreement (prohibiting the Receivables Seller, the Servicer, the Subservicer or the Depositor, as applicable, from causing or permitting Insolvency Proceedings with respect to the Depositor or the Issuer, as applicable) shall constitute an automatic Target Amortization Event; or

(vi)          if any representation or warranty of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator made in this Indenture Supplement, the Base Indenture, or any other Transaction Document (other than under Sections 4(b) or 5(b) of the Receivables Sale Agreement) shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made which has a material adverse effect on the right of the Noteholders of the Series 2016-T5 Notes and which material adverse effect is continuing, and continues uncured and unremedied for a period of thirty (30) days after the earlier to occur of (a) actual discovery by a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable, or (b) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to a Responsible Officer of the Issuer, the Receivables Seller, the Servicer, the Subservicer, the Depositor or the Administrator, as applicable.

If any event listed above is also a Target Amortization Event with respect to any series of Variable Funding Notes that has the same Administrative Agent, and such Administrative Agent does not waive the corresponding Target Amortization Event under such Series of Variable Funding Notes, such Administrative Agent shall notify the Indenture Trustee that a Target Amortization Event is in effect for the Series 2016-T5 Notes.  If the Administrative Agent waives the corresponding Target Amortization Event under a Series of Variable Funding Notes, it will take no action with respect to the related Target Amortization Event for the Series 2016-T5 Notes and, with respect to clauses (v) and (vi) above only, such Target Amortization Event will occur only upon an affirmative vote of, and written notice to the Indenture Trustee from, the Series Required Noteholders for the Series 2016-T5 Notes.

“Total Advances”  means, respect to any date of determination, the sum of all outstanding amounts of all outstanding Advances related to Facility Eligible Receivables funded by the Servicer out of its own funds or funds (including Advances funded using Amounts Held For Future Distribution under the related Designated Servicing Agreement) with respect to such Mortgage Loans on such date.

“Transaction Documents” means, in addition to the documents set forth in the definition thereof in the Base Indenture, this Indenture Supplement and the Series 2016-T5 Note Purchase Agreement, each as amended, supplemented, restated or otherwise modified from time to time.

“Trigger Advance Rate” means, for any Class of the Series 2016-T5 Notes, as of any date, the rate equal to the greater of (x) zero and (y) (1) 100% minus (2) the product of (a) one-twelfth (1/12) of the weighted average interest rates for all Classes of the Series 2016-T5 Notes as of such date, plus the related Expense Rate as of such date, multiplied by (b) the related Stressed Time for such Class as of such date.

There are no “Other Advance Rate Reduction Events” or “Other Advance Rate Reduction Event Cure Periods” in respect of the Series 2016-T5 Notes.

Section 3.          Forms of Series 2016-T5 Notes; Transfer Restrictions.

The form of the Rule 144A Global Note and of the Regulation S Global Note that may be used to evidence the Class A-T5 Term Notes, the Class B-T5 Term Notes, the Class C-T5 Term Notes,  the Class D-T5 Term Notes and the Class E-T5 Term Notes are attached to the Base Indenture as Exhibits A-1 and A-2, respectively.  For the avoidance of doubt, and subject to the terms and provisions of Section 5.4 of the Base Indenture, the Class A-T5 Term Notes, the Class B-T5 Term Notes, the Class C-T5 Term Notes, the Class D-T5 Term Notes and the Class E-T5 Term Notes are to be issued as Book-Entry Notes.  The Class E-T5 Term Notes are Specified Notes.

Any Noteholder of the Series 2016-T5 Notes may only resell, pledge or transfer its beneficial interest in the Series 2016-T5 Notes to a person (i) that the transferor reasonably believes is, and who has certified (or, in the case of Book-Entry Notes, is deemed to have certified) that it is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer and to whom notice is given that the resale, pledge or transfer is made in reliance on Rule 144A or (ii) that is not a U.S. person (as defined in Regulation S) outside the United States in an “offshore transaction” in reliance on the safe harbor provided by Regulation S.

The Series 2016-T5 Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except for the Specified Notes which will be issued in minimum denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.

Proposed transferees of Class A-T5 Term Notes, the Class B-T5 Term Notes, the Class C-T5 Term Notes, the Class D-T5 Term Notes and the Class E-T5 Term Notes will be required to make (or in the case of Book Entry Notes, will be deemed to make) certain certifications for purposes of ERISA as provided in Section 6.5(k) of the Base Indenture.

Section 4.          Collateral Value Exclusions.

For purposes of calculating “Collateral Value” in respect of the Series 2016-T5 Notes, the Collateral Value shall be zero for any Receivable that:

(i)          is attributable to any Designated Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Advance Ratio to be equal to or greater than 100.0%; provided, that this clause (i) shall not apply to any Receivable that is (a) attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement,  (b) a Loan-Level Receivable or (c) a Second-Lien Receivable;

(ii)          is a Second-Lien Receivable unless the following criteria are satisfied:

(1)          the related Servicing Agreement must have a General Collections Backstop;

(2)          the related Servicing Agreement may not be a Small Threshold Servicing Agreement;

(3)          the Advance to UPB Ratio in respect of the related Servicing Agreement must be less than 25%; and

(4)          the Receivable Balance of such Second-Lien Receivable when added to the aggregate Receivable Balances of all Second-Lien Receivables that are Facility Eligible Receivables and that satisfy the criteria in clauses (1), (2) and (3) above would not cause the aggregate Receivable Balances of such Receivables to exceed 0.25% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(iii)          is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements to exceed 2.5% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(iv)          is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement or a Low Threshold Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and Low Threshold Servicing Agreements to exceed 7.5% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(v)          is a Facility Eligible Receivable that is attributable to a Small Threshold Servicing Agreement, a Low Threshold Servicing Agreement, or a Middle Threshold Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements, Low Threshold Servicing Agreements and Middle Threshold Servicing Agreements to exceed 15.0% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(vi)          is attributable to a Designated Servicing Agreement, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances outstanding with respect to that same Designated Servicing Agreement, would cause the total Receivable Balances attributable to such Designated Servicing Agreement to exceed 15.0% of the aggregate of the Receivable Balances of the Aggregate Receivables;

(vii)          (a) if it is a Loan-Level Receivable, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables with respect to the related Mortgage Loan or REO Property, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%; or (b) if it is a Receivable related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, its Receivable Balance, when added to the aggregate Receivable Balances of all Receivables related to the Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, would cause the related Mortgage Loan-Level Market Value Ratio to exceed 50.0%;

(viii)          has a zero Advance Rate;

(ix)          is a Loan-Level Receivable, to the extent that the related Receivable Balance of such Loan-Level Receivable, when added to the aggregate Receivable Balances of Loan-Level Receivables already outstanding with respect to all Mortgage Loans or REO Properties, causes the aggregate Receivable Balances of Loan-Level Receivables outstanding with respect to all Mortgage Loans or REO Properties to exceed 25.0% of the aggregate Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(x)          is a Facility Eligible Receivable that is (a) attributable to a Small Threshold Servicing Agreement, (b) a Loan-Level Receivable or (c) a Second-Lien Receivable, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and all Loan-Level Receivables and Second-Lien Receivables that are Facility Eligible Receivables, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding with respect to Small Threshold Servicing Agreements and all Loan-Level Receivables that are Facility Eligible Receivables to exceed 27.5% of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(xi)          is attributable to a Designated Servicing Agreement that does not provide that all Advances as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis (“Non-FIFO”) upon the transfer of servicing thereunder, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time; and if it is a Whole Loan Servicing Agreement, does not provide that all Advances with respect to any Mortgage Loan must be reimbursed in full at the time the servicing of such Mortgage Loan is transferred out of such Whole Loan Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding, would cause the total Receivable Balances attributable to Non-FIFO Receivables outstanding that are Facility Eligible Receivables to exceed the Non-FIFO Percentage Limit of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(xii)          is a Facility Eligible Receivable that is a Specified Receivable, to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances of all Facility Eligible Receivables outstanding that are Specified Receivables, would cause the total Receivable Balances attributable to all Facility Eligible Receivables outstanding that are Specified Receivables to exceed the Specified Receivables Percentage Limit of the total Receivable Balances of all Facility Eligible Receivables included in the Trust Estate;

(xiii)          is a Facility Eligible Receivable that is a Specified Receivable for which (I) (a) the Servicer has received a notice that the holder of the right to initiate the optional termination or clean-up call contemplated by the related OTP Provision is exercising such right, (b) more than ten (10) Business Days have occurred since the Servicer’s receipt of such notice or a Funding Date has occurred since the Servicer’s receipt of such notice and (c) such notice does not expressly provide that all Advances and Deferred Servicing Fees under the related Designated Servicing Agreement will be reimbursed or paid in full upon the exercise of such optional termination or clean-up call or (II) the related optional termination or clean-up call has been exercised and such Specified Receivable has not been paid or reimbursed;

(xiv)          relates to an Advance that has not been reimbursed in full or a Deferred Servicing Fee that has not been paid in full within ninety (90) days following the date of a permanent modification of the related Mortgage Loan that becomes effective subsequent to the creation of such Receivable (for purposes of this clause, a modification becomes “permanent” following any trial period or satisfaction of conditions precedent or subsequent); or

(xv)          is attributable to any Designated Servicing Agreement to the extent that the Receivable Balance of such Receivable, when added to the aggregate Receivable Balances already outstanding with respect to such Designated Servicing Agreement, would cause the related Market Value Ratio to exceed 50.0%.

For purposes of each of the foregoing, (i) if any Facility Eligible Receivable has a Collateral Value equal to zero pursuant to any Collateral Value exclusion test, the portion of the Receivable Balance thereof with a Collateral Value of zero shall be disregarded for all other purposes of this Section 4, in each case as determined by the Administrator in a manner that maximizes the Collateral Value and (ii) if any Facility Eligible Receivable has an Advance Rate of zero, such Facility Eligible Receivable shall be disregarded for all other purposes of this Section 4.

Section 5.          Series 2016-T5 Reserve Account.

In accordance with the terms and provisions of this Section 5 and Section 4.6 of the Base Indenture, the Indenture Trustee shall establish and maintain a Series Reserve Account, which shall be an Eligible Account, with respect to the Series 2016-T5 Notes for the benefit of the Series 2016-T5 Noteholders (such account, the “Series 2016-T5 Reserve Account”).

For the avoidance of doubt, if the portion of Available Funds (including the amounts on deposit in the Interest Accumulation Account or the Note Payment Account) allocable to the Series 2016-T5 Notes or the Series Available Funds in respect of the Series 2016-T5 Notes, as applicable, on any Payment Date is not sufficient to pay the full Interest Amount and any Cumulative Interest Shortfall Amount attributable to the Interest Amount for the Series 2016-T5 Notes, amounts then on deposit in the Series 2016-T5 Reserve Account shall be withdrawn and applied to pay the shortfall.

Section 6.          Payments; Note Balance Increases; Early Maturity.

(a)          Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2016-T5 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b)          Any payments of Interest Amounts, Cumulative Interest Shortfall Amounts and Fees, Default Supplemental Fees, Cumulative Default Supplemental Fee Shortfall Amounts, ERD Supplemental Fees or Cumulative ERD Supplemental Fee Shortfall Amounts allocated to the Series 2016-T5 Notes shall be paid first to the Class A-T5 Term Notes, thereafter to the Class B-T5 Term Notes, thereafter to the Class C-T5 Term Notes, thereafter to the Class D-T5 Term Notes and thereafter to the Class E-T5 Term Notes.  The Paying Agent shall make payments of principal on the Series 2016-T5 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture during any Target Amortization Period.

(c)          Any payments of principal allocated to the Series 2016-T5 Notes during a Full Amortization Period shall be applied in the following order of priority, first, to the Class A-T5 Term Notes, pro rata, until their Note Balance has been reduced to zero, second, to the Class B-T5 Term Notes, pro rata, until their Note Balance has been reduced to zero, third, to the Class C-T5 Term Notes, pro rata, until their Note Balance has been reduced to zero, fourth, to the Class D-T5 Term Notes, pro rata, until their Note Balance has been reduced to zero and fifth, the Class E-T5 Term Notes, pro rata, until their Note Balance has been reduced to zero.

(d)          For the avoidance of doubt, the failure to pay any Target Amortization Amount when due, as described in the definition thereof, shall constitute an Event of Default.

(e)          The Series 2016-T5 Notes are subject to optional redemption in accordance with the terms of Section 13.1 of the Base Indenture and redemption in accordance with Section 7 hereof.

Section 7.          Optional Redemptions and Refinancing.

The Series 2016-T5 Notes are subject to optional redemption by the Issuer (such Notes, the “Redeemable Notes”), in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes), on any Payment Date by payment of the Redemption Amount except as set forth in this Section 7.  Notwithstanding anything to the contrary in the Base Indenture, the Issuer shall be permitted to redeem the Series 2016-T5 Notes in whole or in part on any Business Day so long as the Issuer or the Administrator provides written notice to the Indenture Trustee (who shall provide notice to the Noteholders pursuant to Section 1.7 and Section 5.6 of the Base Indenture) and the Note Rating Agency of such redemption at least three (3) Business Days prior to the date of such redemption. Any reference in the Base Indenture to “Redemption Payment Date” shall, solely with respect to the Series 2016-T5 Notes, refer to any date on which the Issuer elects to redeem the Series 2016-T5 Notes as described herein. If the Issuer redeems the Redeemable Notes prior to the 540th day after the Issuance Date pursuant to this provision (as opposed to pursuant to an optional redemption otherwise permitted under Section 13.1 of the Base Indenture and this Section 7 herein), the Issuer shall pay to the Noteholders of each Class of Redeemable Notes in addition to its portion of the related Redemption Amount an amount equal to the Specified Call Premium Amount. In addition, the Issuer may exercise optional redemption of the Redeemable Notes, in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes), on any Payment Date on which the aggregate Note Balance of the Series 2016-T5 Notes is less than the Redemption Percentage of the aggregate Initial Note Balance thereof.  No Specified Call Premium Amount is payable in connection with any optional redemption of the Redeemable Notes on any Payment Date on which the aggregate Note Balance of the Series 2016-T5 Notes is less than the Redemption Percentage of the aggregate Initial Note Balance thereof or in connection with any optional redemption otherwise permitted pursuant to Section 13.1 of the Base Indenture.  The Redeemable Notes are subject to optional redemption by the Issuer pursuant to Section 13.1 of the Base Indenture, in whole or in part (so long as, in the case of any partial redemption, each Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes) with respect to such group of Classes, using the proceeds of the issuance and sale of one or more new Classes of Series 2016-T5 Notes issued pursuant to a supplement to this Indenture Supplement, on any Business Day after the date on which the related Revolving Period ends or on any Business Day within two (2) Business Days prior to the end of such Revolving Period upon two (2) Business Days’ prior notice to the Noteholders.  In anticipation of a redemption of the Redeemable Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the 90 day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Redeemable Notes to be redeemed, on the last day of their Revolving Period. Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of any of the Notes pursuant to Section 12(a)(iv) of the Base Indenture.  Any Notes issued in replacement for the Redeemable Notes will have the same rights and privileges as the Class of Redeemable Note that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Expected Repayment Dates and Stated Maturity Dates.

Section 8.          [RESERVED]

Section 9.          Series Reports.

(a)          Series Calculation Agent Report.  The Calculation Agent shall deliver a report of the following items together with each Calculation Agent Report pursuant to Section 3.1 of the Base Indenture to the extent received from the Servicer, with respect to the Series 2016-T5 Notes:

(i)          the unpaid principal balance of the Mortgage Loans subject to any Small Threshold Servicing Agreement, Low Threshold Servicing Agreement and Middle Threshold Servicing Agreement;

(ii)          the Advance Ratio for each Designated Servicing Agreement, and whether the Advance Ratio for such Designated Servicing Agreement exceeds 100.0%;

(iii)          for each Small Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(iv)          for each Middle Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(v)          for each Low Threshold Servicing Agreement, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances of all Receivables attributable to such Designated Servicing Agreement as a percentage of the aggregate of the Funded Advance Receivable Balances of all Receivables included in the Trust Estate;

(vi)          a list of each Target Amortization Event for the Series 2016-T5 Notes and presenting a yes or no answer beside each indicating whether each such Target Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(vii)          the Mortgage Loan-Level Market Value Ratio for each Mortgage Loan related to a Loan-Level Receivable, a Specified Receivable or a Receivable related to a Mortgage Loan or REO Property that is attributable to a Designated Servicing Agreement that is a Small Threshold Servicing Agreement, and if any such Mortgage Loan-Level Market Value Ratio exceeds 50%;

(viii)          for each Second-Lien Receivable and each Loan-Level Receivable, as of the end of the most recently concluded calendar month, the aggregate of the Funded Advance Receivable Balances that are Second-Lien Receivables and the aggregate of the Funded Advance Receivables Balances that are Loan-Level Receivables, respectively as a percentage of the aggregate of the Funded Advance Receivable Balances with all Receivables included in the Trust Estate;

(ix)          whether any Receivable, or any portion of the Receivables, attributable to a Designated Servicing Agreement, has a Collateral Value of zero by virtue of the definition of “Collateral Value” or Section 4 of this Indenture Supplement;

(x)          a calculation of the Net Proceeds Coverage Percentage in respect of each of the three preceding Monthly Advance Collection Periods (or each that has occurred since the date of this Indenture Supplement, if less than three), and the arithmetic average of the three;

(xi)          the Monthly Reimbursement Rate as of the most recent date of determination;

(xii)          whether any Target Amortization Amount that has become due and payable has been paid;

(xiii)          the PSA Stressed Nonrecoverable Advance Amount for the upcoming Payment Date or Interim Payment Date;

(xiv)          the Trigger Advance Rate for each Class (or, if less than three calendar months have occurred since the Closing Date, the Trigger Advance Rate based upon the Monthly Reimbursement Rate as calculated based on one or two months’ data, as applicable);

(xv)          a calculation of the percentage of the aggregate Receivable Balances of Loan-Level Receivables outstanding with respect to all Mortgage Loans or REO Properties of the aggregate Receivable Balances of all Facility Eligible Receivables included in the Trust Estate; and

(xvi)          the Market Value Ratio for each Designated Servicing Agreement, and whether the Market Value Ratio for such Designated Servicing Agreement exceeds 50.0%.

(b)          Series Payment Date Report.  In conjunction with each Payment Date Report, the Indenture Trustee shall also report the Stressed Time Percentage.

(c)          Limitation on Indenture Trustee Duties.  The Indenture Trustee shall have no independent duty to verify the occurrence of any of the events described in clauses (ii), (iii) or (iv) of the definition of “Target Amortization Event”.

(d)          Summary Report.  On a monthly basis, the Administrator shall deliver an abbreviated form of the Payment Date Report and Interim Payment Date Report in a mutually agreed upon format to the email address provided by the Administrative Agent.  Such abbreviated report shall also include whether a notice to initiate the optional termination or clean-up call contemplated by the related OTP Provision has been received with respect to any Designated Servicing Agreement identified on Schedule 4 to the Base Indenture.

Section 10.          Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2016-T5 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, to the issuance of the Series 2016-T5 Notes have been satisfied or waived in accordance with the terms hereof.

Section 11.          Representations and Warranties.

Each of the Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restates as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties made by it set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

Section 12.          Amendments.

(a)          Except as contemplated by Section 12.2 of the Base Indenture, this Indenture Supplement may be amended by the Series Required Noteholders.

(b)          In addition, but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of any of the Series 2016-T5 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, and with prior notice to the Note Rating Agency, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless the delivery of such Issuer Tax Opinion is waived by the Administrator, the Servicer and the Administrative Agent) and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect (unless the delivery of such Officer’s Certificate is waived by the Administrator, the Servicer and the Administrative Agent on behalf of the Noteholders), may amend any Transaction Document for any of the following purposes:  (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any other Transaction Document; (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any provision in the final Private Placement Memorandum dated as of November 28, 2016, as it may be amended or supplemented from time to time; (iii) to take any action determined by the Administrator to be reasonably necessary to maintain the rating currently assigned by the Note Rating Agency and/or to avoid such Class of Notes being placed or maintained on negative watch by such Note Rating Agency; or (iv) to amend any other provision of this Indenture Supplement. For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or Target Amortization Event or (ii) any other modification or amendment to any Event of Default or Target Amortization Event except those related to the actions and omissions of the Servicer. This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) the requisite Series 2016-T5 Noteholders as contemplated above or by Section 12.2 of the Base Indenture, (ii) the Issuer, (iii) the Administrator, (iv) subject to the immediately preceding sentence, the Servicer, (v) the Administrative Agent and (vi) the Indenture Trustee.

(c)          Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement.

(d)          For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

Section 13.          Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 14.          Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 15.          Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2016-T5 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2016-T5 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2016-T5 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Series 2016-T5 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2016-T5 Notes or this Indenture Supplement.  It is understood that the foregoing provisions of this Section 15 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2016-T5 Notes or secured by this Indenture Supplement.  It is further understood that the foregoing provisions of this Section 15 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2016-T5 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 16.          Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture Supplement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of the Issuer under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association, but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture Supplement or the other Transaction Documents.

Section 17.          Joint and Several Liability.

Each of NRZ and the Administrator hereby acknowledges and agrees that it is jointly and severally liable to the Administrative Agent and the Noteholders for all representations, warranties, covenants, indemnities and other obligations of the Administrator set forth in the Transaction Documents.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.
NRZ ADVANCE RECEIVABLES TRUST 2015-ON1, as Issuer

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee

By:	/s/ Beverly D. Capers Name: Beverly D. Capers Title: Assistant Vice President
[Signature Page to NRZ Advance Receivables Trust 2015-ON1
Series 2016-T5 Indenture Supplement]

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:/s/ Erica Blair Name: Erica Blair Title: Associate By: /s/ Amy McNulty Name: Amy McNulty Title: Assistant Vice President
[Signature Page to NRZ Advance Receivables Trust 2015-ON1
Series 2016-T5 Indenture Supplement]

OCWEN LOAN SERVICING, LLC

By:	/s/ Michael L. DelGiacco Name: Michael L. DelGiacco Title: Vice President and Treasurer

[Signature Page to NRZ Advance Receivables Trust 2015-ON1
Series 2016-T5 Indenture Supplement]

HLSS HOLDINGS, LLC

By:	/s/ Nicola Santoro, Jr. Name: Nicola Santoro, Jr. Title: Chief Financial Officer

[Signature Page to NRZ Advance Receivables Trust 2015-ON1
Series 2016-T5 Indenture Supplement]

NEW RESIDENTIAL INVESTMENT CORP.

By: /s/ Cameron MacDougall Name: Cameron MacDougall Title: Secretary
[Signature Page to NRZ Advance Receivables Trust 2015-ON1
Series 2016-T5 Indenture Supplement]

CREDIT SUISSE AG, NEW YORK BRANCH, as Administrative Agent

By:	/s/ Chris Fera Name: Chris Fera Title: Vice President

By:	/s/ Jason Muncy Name: Jason Muncy Title: Vice President

[Signature Page to NRZ Advance Receivables Trust 2015-ON1
Series 2016-T5 Indenture Supplement]